UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 Or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 9, 2018

Pillarstone Capital REIT
(Exact name of registrant as specified in charter)

Maryland	001-15409	39-6594066
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2600 South Gessner, Suite 555
Houston, Texas	77063
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (832) 810-0100
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 9, 2018, the Board of Trustees (the “Board”) of Pillarstone Capital REIT (the “Company”) elected Kathy M. Jassem as a Class III Trustee to serve until the 2020 annual meeting of shareholders or until her successor is duly elected and qualified or her earlier resignation or removal, with Ms. Jassem’s service to begin immediately. Ms. Jassem replaced Daryl J. Carter as a member of the Board who resigned for personal reasons and confirmed that he had no disagreements with the Company, its trustees or management.

There were no arrangements or understandings between Ms. Jassem and any person pursuant to which Ms. Jassem was elected a trustee. Ms. Jassem will receive the same compensation as the other non-employee members of the Board. A description of the compensation payable to the Company’s trustees was included in the Company’s Proxy Statement filed with the SEC on April 5, 2018. The Board has not yet determined Ms. Jassem’s committee assignments.

Ms. Jassem, 67, is currently working in the New Jersey Division of Investment, where she manages real estate portfolios totaling more than $1 billion in assets. In this position since 2007, Ms. Jassem maintains regular contact with real estate investment professionals and analysts. Prior to 2007, Ms. Jassem worked in a variety of real estate capacities. Ms. Jassem is a member of the NAREIT Advisory Council and has held Series 7, 24, 63, 86 and 87 Securities Licenses.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PILLARSTONE CAPITAL REIT

Date:	August 14, 2018	By: /s/ John J. Dee
Name: John J. Dee Title: Chief Financial Officer and Senior Vice President